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                                                                    CONFIDENTIAL

                                                                    Exhibit 10.1

This Agreement is dated June 21, 2004 and is made between Antigenics Therapeutics Limited having its registered offices at 25/28 North Wall Quay, Dublin 1 Registered No. 381308 ("The Company") and Peter Thornton of Dublin, Ireland ("Chief Financial Officer")

IT IS HEREBY AGREED as follows:

1.    EMPLOYMENT

      The Chief Financial Officer shall be employed by the Company under a Fixed Term Contract, and such employment shall be upon the terms and subject to the conditions hereinafter appearing.

2.    DUTIES AND RESPONSIBILITIES

2.1. The Chief Financial Officer is hereby being employed to serve the Company as its Sr. Vice President and Chief Financial Officer, and shall perform the duties and be entitled to exercise the powers with respect to the Company, which are from time to time assigned to him or vested in him, whether or not such duties shall be of a nature normally performed by an employee holding the positions of the Sr. Vice President or the Chief Financial Officer. The Chief Financial Officer shall obey all lawful and reasonable directions of the Chairman and Chief Executive Officer of Antigenics Inc., a Delaware corporation and the parent corporation of the Company (the "Chairman"). The Chief Financial Officer shall report directly to and will keep the Chairman properly and fully informed (in writing if so requested) on a regular basis of his work and provide such explanations as may be required.

2.2. Chief Financial Officer shall, for the remuneration detailed in clause 4, unless prevented by illness, devote the whole of his business time and attention to his duties, working such hours as may reasonably be required to perform his duties hereunder and shall well and faithfully serve and use his best endeavours to promote the interests of the Company at all times, and shall not knowingly do or omit to do, or permit or suffer anything to be done or omitted, to the prejudice, loss or injury of the Company.

2.3. The Chief Financial Officer shall not directly or indirectly receive or give gifts, incentives or inducements from or to any person, company or firm in the carrying out of any activity in connection with the Company.

3.    DURATION

3.1. The Chief Financial Officer's employment hereunder with the Company shall be for a fixed term and will expire on 1159pm (Easter Standard Time) of the day the Chief Financial Officer is granted the work authorization Visa H1-B, or such later date as the Company and the Chief Financial Officer may agree in writing (the "Employment Expiration"), subject always to the provisions for earlier termination hereinafter provided in this Agreement. Upon the Employment Expiration, the Chief Financial Officer will then relocate to the USA and the Employment Agreement attached in Schedule 1 hereto will apply

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      and be in substitution for this Agreement, which shall be deemed to be expired.

3.2. The Unfair Dismissals Act 1977 - 2001 (as amended) shall not apply to a dismissal consisting only of the expiry of the fixed term of this Agreement without renewal hereof. In such circumstances, the Chief Financial Officer shall not be entitled to continued or alternative employment with the Company in any capacity.

4.    REMUNERATION

4.1. During the term of the Chief Financial Officer's employment hereunder, the Company shall pay to the Chief Financial Officer a basic salary of $250,000.00 (United States dollars) per annum gross, payable monthly in arrear subject to such statutory and other deductions and the net sum shall be paid directly into the Chief Financial Officer's nominated bank account at the end of each calendar month.

4.2. During the term of the Chief Financial Officer's employment hereunder, the Company shall reimburse the Chief Financial Officer for reasonable travel insurance premiums. Such travel insurance shall be maintained in the amounts customary for an individual who will be travelling internationally on a periodic basis.

4.3. In the event of the Chief Financial Officer being absent by reason of sickness or injury from work or unable to perform his duty under this Agreement the Company's policy on sick leave pay will apply subject always to the terms and conditions of this Agreement.

5.    ANNUAL HOLIDAYS

5.1. The Chief Financial Officer is entitled to 20 working days (and prorate for any lesser period) to be taken at times to be agreed with the Chairman. Public holiday entitlements are in addition to annual holidays.

6.    PLACE OF WORK AND RELOCATION

6.1. The Employee shall not have a fixed or main place of work but will be required to perform his functions under this contract at a variety of locations both in Ireland and abroad. He may, on a regular basis, be required to attend meetings and undertake other business-related activities in such other countries as may from time to time be specified by the Company.

7.    CONFIDENTIALITY

7.1 The Chief Financial Officer shall be bound by the Company confidentiality policy (as from time to time amended) in all matters and shall not during his employment hereunder (save in the proper exercise of his duties) nor at any time thereafter utilise for his own purpose or divulge, publish, communicate or reveal to any person any information whatsoever concerning the business, organisation, finances, dealings, transactions, or affairs of the Company and shall use his best endeavours to prevent the disclosure of any publication of any such matters by others and shall keep with complete secrecy all confidential information entrusted to him, and shall not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company or their businesses or may be likely to do so. For the avoidance of doubt it is agreed that the provisions of this

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      clause do not apply to any information which is in the public domain through no act, neglect or default on the part of the Chief Financial Officer.

7.2 Unless otherwise agreed to by the Company, on the expiry of the fixed term of this Agreement or earlier termination of the Chief Financial Officer's employment, he shall deliver up to the Company all documents, papers, notes and other media of any description (including, without limitation computer programmes) in his possession or under his control which relate in any way to the affairs of the Company or to property in which the Company has an interest and shall not retain any copies thereof and the Chief Financial Officer's duties of confidentiality shall continue to apply after termination of employment.

7.3 The Company may provide the Chief Financial Officer with access to the internet and email systems for business use and the Chief Financial Officer shall be bound by the Company's internet usage policy, messages may be read by IT personnel and while internet activity may not be tracked on a continuous basis it may be monitored to ensure that this technology is not being used for personal or for other than business purposes save as may be allowed in accordance with the Company policy. When passwords are used the Company reserves the right to override these for the purposes of retrieving information and/or the monitoring of email and/or internet usage. When using Company computer systems the Chief Financial Officer is required to adhere to the Company's computer security policy and under no circumstances may he introduce his own software. The Chief Financial Officer may use software developed by the Company or provided by the developer to the Company. Copyright of all this software developed within the Company by staff or contractors is vested in the Company.

8.    CONFLICT OF INTERESTS

8.1. During his employment hereunder the Chief Financial Officer shall not render advice or services whether solely or jointly with or as a director, manager, consultant or agent for any other person directly or indirectly carry on or be engaged or be concerned or interested in any activity, business, trade or calling other than in the course of his duties hereunder, without the prior written consent of the Company

9.    DATA PROTECTOIN

9.1. The Company may from time to time in the course of administrating need to process both personal data (including, for example, any information from which you may be identified) any sensitive personal data (including, for example, information relating to health) in relation to the Chief Financial Officer. The Company will process such data with the then applicable data protection legislation. By signing this letter the Chief Financial Officer consents to the processing of personal data by the Company.

10.   COPYRIGHT

10.1. The Chief Financial Officer shall promptly disclose to the Company all copyright works or designs originated, conceived, written or made by him, whether alone or with others, relating to the Company provided that same originated or were conceived, written or made by him during the fixed term of his

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      employment and in the course of his work with the Company.

10.2. The Chief Financial Officer hereby assigns to the Company by way of future assignment all copyrights, design rights and other similar rights for the full terms thereof throughout the world arising in any works or material originated, conceived, written or made by him (except only those works or designs that the Company is satisfied originated or were conceived, written or made by him wholly outside his normal working hours which are wholly unconnected with the Company and/or his employment with the Company) during the period of his employment by the Company insofar as the rights in such works and material do not automatically vest in the Company as a result of the employment.

11.   INVENTIONS

11.1. If at any time during the Chief Financial Officer's employment he makes or discovers or participates in the discovery of any invention, secret process, operational procedure or any improvement upon or addition to any invention or any secret process or contrivance or design or appliance or method of operation or other intellectual property which is applicable to or in any way affects the business for the time being carried on by the Company the same will be immediately communicated by him to the Company and will, unless the Board otherwise resolves, be the absolute property of the Company and at the request and expense of the Company he will give and supply all such information, data and drawings as may be needed to enable the Company to exploit such invention, improvement or addition to the best advantage and will execute all such documents and do all such things as may be necessary or desirable for obtaining patent or similar protection for the same in such part or parts of the world as may be specified by the Company and for vesting the same in the Company.

11.2. The Chief Financial Officer hereby irrevocably appoints the Chairman to be his attorney in his name and on his behalf to execute documents, to use his name and to do all things which may be necessary or desirable for the Company to obtain for itself or its nominee the full benefits of the provisions of Clause 11.1 and a certificate in writing signed by any member of the Board of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case so far as any third party is concerned.

11.3. The Chief Financial Officer will do nothing (whether by commission or omission) during his employment or at any time after the termination of his employment to affect or imperil the validity of any intellectual property rights obtained, applied for or to be applied for by the Company or its nominee. In particular, without limitation he will not disclose the subject matter of any invention which may be patentable before the Company has had an opportunity to apply for any patent or patents.

12.   PERFORMANCE

      The Chief Financial Officer's performance of his job duties and responsibilities with the Company will be reviewed regularly. In the course of such reviews the Company will discuss his performance and identify strengths and weaknesses. If the Company requires him to improve and/or make any adjustments in his performance, these will be communicated to him. Should he fail to make adequate improvements, the Company reserves the right to take all necessary steps including termination of his employment. The

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      steps involved in this review process shall be applied fairly and reasonably.

13.   GRIEVANCE PROCEDURE

In the event of any dispute or disagreement between the Chief Financial Officer and the Company in relation to his employment, the Chief Financial Officer should bring such dispute or disagreement to the attention of the Chairman or the Vice President of Human Resources in instances where the dispute or disagreement is with the Chairman, who will endeavour to resolve it.

14.   DISCIPLINARY PROCEDURE

      In the event of any disciplinary issue arising in relation to the Chief Financial Officer's conduct or performance during his employment it will be dealt with in the following manner:

14.1. the disciplinary issue will be investigated properly by such person or persons as the Chairman may nominate for such purpose and during any such investigation the Chief Financial Officer may be suspended on full pay pending its outcome;

14.2. any allegations made will be communicated to the Chief Financial Officer at or (as may be appropriate) prior to a specially convened disciplinary meeting and he will be given an opportunity to respond. The Chief Financial Officer will be entitled to be accompanied by a fellow staff member at that meeting;

14.3. following investigation the Company will decide whether any allegations made have been proven and if so what sanction to apply in the circumstances. For minor misconduct, sanctions may include a verbal warning or a written warning where appropriate. A verbal warning may be imposed by the Chairman without convening a disciplinary meeting. For more serious misconduct or if the Chief Financial Officer fails, following warnings, to improve his performance the Chairman may issue him with a final written warning, demote him or terminate his employment. If termination is considered to be the appropriate sanction, then this Agreement may be terminated in accordance with Clause 15;

14.4. the Chief Financial Officer may appeal against the sanction within five
      (5) days of notification thereof to the lead Director for the time being of the Board of the Company (who shall not have been involved in the disciplinary procedure prior to the appeal stage).

15.   TERMINATION

15.1  TERMINATION BY NOTICE

      Either party may terminate the Chief Financial Officer's employment hereunder at any time prior to the Employment Expiration by giving the other party sixty (60) days notice, or in the case of the Company where such termination is without cause and solely at the sole election of the Company, by the payment of twelve (12) months basic salary remuneration in lieu of notice.

15.2 The Chief Financial Officer agrees that the Company shall in the event of notice by the Chief Financial Officer be entitled in its absolute discretion to require the Chief Financial Officer not to attend at work and/or not to undertake all or any of his duties during any period of notice. However during the notice period the Chief Financial Officer will continue to be required to hold himself available to assist as may reasonably be required by the Company, for example, by answering any questions or dealing with other matters relating to the Chief Financial Officer's work. During the notice period the Company shall

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      continue to pay the Chief Financial Officer's basic salary and any relevant contractual benefits. The Chief Financial Officer will not be entitled to take up new employment until such time as the Chief Financial Officer's term of employment with the Company expires or terminates, in accordance with this agreement, unless otherwise mutually agreed in writing.

15.3 Where the Chief Financial Officer is incapacitated through accident, or ill health or otherwise from attending to his duties under the terms of this Agreement for a period of six (6) consecutive calendar months or more, the Company shall be entitled to terminate this Agreement by giving notice of termination (or pay in lieu of notice as aforesaid) in accordance with the provisions of this Agreement.

15.3  SUMMARY TERMINATION

      The Company may without notice and without any payment in lieu of notice terminate this Agreement with immediate effect if the Chief Financial
      Officer:

            15.3.1 is in serious default or wilful neglect of his duties under this Agreement or commits any serious breach or non-observance or continues (after warning) to commit repeated breaches or non-observance of his obligations under this Agreement, including (without limitation) material failure after warnings to meet the performance levels set in the scheme under the provisions of this Agreement or of any rules and regulations made by the Company;

            15.3.2 commits any act of gross misconduct or serious default or is guilty of any conduct which in the reasonable opinion of the Company brings him, the Company or any of the Companies into disrepute or affects the business of the Company;

            15.3.3 becomes bankrupt or makes any arrangement or composition with his creditors generally; or

            15.3.4 is convicted of any criminal offence other than an offence, under the Road Traffic Acts for which a penalty of imprisonment is not imposed, and which in the reasonable opinion of the Company does not affect his position as Chief Financial Officer's of the Company.

      The Company shall be entitled to suspend the Chief Financial Officer with full pay pending the expeditious investigation of any of the matters referred to in this Clause.

16.   RECONSTRUCTION OR AMALGAMATION

      If before the expiry of the fixed term of this Agreement, or the expiry of any renewed term, the employment of the Chief Financial Officer hereunder shall terminate by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation, or as part of any arrangement for the amalgamation or re-structuring of the undertaking of the Company not involving liquidation, the Chief Financial Officer shall be offered a suitable alternative position with the amalgamating or reconstructed Company for a period of not less than the then unexpired term of this Agreement, or the expiry of any renewed term, and on terms not less favourable than the terms and conditions of employment then applying.

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17.   OBLIGATIONS FOLLOWING TERMINATION OF EMPLOYMENT

17.1 The Chief Financial Officer is likely to obtain, in the course of his employment, confidential information and personal knowledge of and influence over persons interacting with the Company. Therefore, the Chief Financial Officer hereby agrees and covenants with the Company and without prejudice to other restrictions imposed upon the Chief Financial Officer by law:

            17.1.1. that the Chief Financial Officer will not during the period of six (6) months from the date on which his employment terminates with the Company canvass or solicit or endeavour to canvass or solicit (whether on his own account or for any other person, company, firm or organisation) in competition with the Company or with its Affiliates ("Affiliates" defined as a party that directly or indirectly controls, or is controlled by, or is under common control, with the party specified) in the field of biotechnolgy or pharmaceutical products, for the custom of any person, firm, company or organisation who at any time during the last twelve (12) months of his service with the Company was a customer of, or in the habit of dealing with, the Company or its Affiliates in the field of biotechnology and pharmaceutical products for and with whom the Chief Financial Officer shall have been personally involved;

            17.1.2. that the Chief Financial Officer will not during the period of six (6) months from the date on which his employment terminates with the Company either on his own behalf or for any other person, company, firm or organisation, be employed or engaged however with any person, business, organisation, firm or company that competes with the Company or its Affiliates in the field of biotechnology or pharmaceutical products, in all or any of the Republic of Ireland, Northern Ireland, England, Scotland or Wales;

            17.1.3. that the Chief Financial Officer will not during the period of one (1) year from the date on which his employment terminates with the Company either on his own behalf or for any other person, company, firm or organisation solicit or endeavour to entice away from the Company or its Affiliates any person who was, to the Chief Financial Officer's knowledge, at any time during the last twelve (12) months of his service with the Company, a director, officer, manager, employee or associate of such company who has specialised or significant knowledge and skill and with whom the Chief Financial Officer had dealings during the course of his employment with the Company.

17.2. While the restrictions imposed in this Clause are considered by the parties to be reasonable in all the circumstances, it is agreed that each of the foregoing restrictions are separate and severable so that if any one or more of such restrictions shall either taken by itself or themselves together be adjudged by a court of competent jurisdiction to go beyond what is reasonable in all the circumstances for the protection of the Company's legitimate interests, but would be adjudged reasonable if any particular restriction or restrictions were deleted or if any part or parts of the wording thereof were deleted, restricted or limited in a particular manner then the said restrictions shall apply with such deletions, restrictions or limitations as the case may be.

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18    NOTICE

18.1. Any notice or other communication given or made under this Agreement shall be in writing and may be delivered to the relevant party or sent by pre-paid registered post to the address of that party specified in this Agreement or such other address as may be notified hereunder by that party from time to time for this purpose and will be effective notwithstanding any change of address not so notified.

18.2. Unless the contrary is proved, each such notice or communication will be deemed to have been given or made and delivered (if by post) forty-eight (48) hours after posting or (if by delivery) when left at the relevant address.

19.   MISCELLANEOUS

19.1. Headings are inserted for convenience only and do not affect the construction of this Agreement.

19.2. Words importing the singular include the plural and vice versa and words importing persons include corporations.

19.3. This Agreement supersedes all prior representations, arrangements, understandings and agreements between the parties hereto relating to the subject-matter hereof, and sets forth the entire, complete and exclusive agreement and understanding between the parties relating to the subject matter hereof, being a contract for a Chief Financial Officer of the Company. No party has relied on any representation, arrangement, understanding or agreement (whether written or oral) not expressly set out or referred to in this Agreement.

19.4. The references in this Agreement to an Act of Oireachtas shall be deemed to include any statutory modification or re-enactment whenever made.

19.5. The expiration or the termination of this Agreement howsoever arising shall not operate to effect such of the provisions hereof as, in accordance with the terms thereof, are expressed to operate or have effect thereafter.

19.6. This Agreement will be governed by and construed in accordance with the laws of Ireland, including its rules as to the conflict of laws and is subject to the exclusive jurisdiction of the Courts of the Republic of Ireland.

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IN WITNESS whereof this Agreement has been entered into the day and year first herein written:

Signed on behalf of the Company
in the presence of Peter Thornton


Signature    /s/ Garo Armen
             -----------------------

Title        Chairman and CEO



Signed by the Chief Financial Officer
in the presence of Garo Armen

Signature    /s/ P. Thornton
             -----------------------

Title        Chief Financial Officer

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                                                                    CONFIDENTIAL

                                   SCHEDULE 1

1.    Employment Agreement

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                                                                   CONFIDENTIAL

                                    AGREEMENT

      AGREEMENT made and entered into in New York, New York, by and between Antigenics, Inc. (the "Company"), a Delaware corporation with a principal place of business at 630 Fifth Ave. Suite 2100 New York, NY, and Peter Thornton of Dublin, Ireland (the "Executive"), effective as of the 21st day of June, 2004 (the "Agreement").

      WHEREAS, the operations of the Company and its Affiliates are a complex matter requiring direction and leadership in a variety of arenas;

      WHEREAS, the Executive is possessed of certain experience and expertise that qualify him to provide the direction and leadership required by the Company;

      WHEREAS, the Executive is serving as the Senior Vice President and Chief Financial Officer of Antigenics Therapeutics Ltd, a wholly owned subsidiary of the Company, as per that certain agreement of even date herewith and, in such capacity, has responsibilities that would generally be associated with the role of Chief Financial Officer of the Company; and

      WHEREAS, subject to the terms and conditions hereinafter set forth, the Company therefore wishes to employ the Executive as its Senior Vice President & Chief Financial Officer and the Executive wishes to accept such employment;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

      1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers and the Executive hereby accepts employment commencing on 12:00 am (Eastern Standard Time) on the day after the Executive is granted the work authorization Visa H1-B, or such later date as the Company and the Executive may agree in writing (the "Start Date").

      2. Term. Subject to earlier termination as hereafter provided, this Agreement shall have an original term of one year commencing on the effective date hereof and shall be automatically extended thereafter for successive terms of one year each, unless either party provides notice to the other at least ninety (90) days prior to the expiration of the original or any extension term that the Agreement is not to be extended. The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "the term of this Agreement" or "the term hereof".

      3.    Capacity and Performance.

            (a) Commencing on the Start Date and continuing thereafter during the term hereof, the Executive shall serve the Company as its Senior Vice President & Chief Financial Officer and shall report to the Chief Executive Officer. In addition, and without further compensation, the Executive shall serve as a director and/or officer of one or more of the Company's Affiliates if so elected or appointed from time to time.

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            (b)   Commencing on the Start Date and continuing thereafter during the term hereof, the Executive shall be employed by the Company on a full-time basis and shall perform such duties and responsibilities on behalf of the Company and its Affiliates as may be designated from time to time consistent with his position as Senior Vice President & Chief Financial Officer.

            (c) Commencing on the Start Date and continuing thereafter during the term hereof, the Executive shall devote his best efforts, business judgment, skill and knowledge to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity or serve in any industry, trade, professional, governmental or academic position during the term of this Agreement, except as may be approved by the Board of Directors of the Company (the "Board") or its designee.

      4. Compensation and Benefits. As compensation for all services performed by the Executive commencing on the Start Date and continuing thereafter under and during the term hereof and subject to performance of the Executive's duties and of the obligations of the Executive to the Company and its Affiliates, pursuant to this Agreement or otherwise:

            (a) Base Salary. Commencing on the Start Date and continuing thereafter during the term hereof, the Company shall pay the Executive a minimum base salary at the rate of Two Hundred and Fifty Thousand Dollars ($250,000 United States dollars) per annum, payable in accordance with the payroll practices of the Company for its executives and subject to increase by the Board, in its sole discretion. Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary". The Board shall review the Base Salary no less than annually.

            (b) Incentive and Bonus Compensation. Commencing on the Start Date and continuing thereafter during the term hereof, the Executive shall be entitled to participate in the Company's Executive Incentive Plan, in accordance with the terms thereof, as such terms may be modified or amended by the Company from time to time; provided, however, that nothing contained herein shall obligate the Company to continue such incentive compensation program. The Executive's target incentive bonus under the Executive Incentive Plan is 40% of his Base Salary. Such target may be modified by the Company from time to time, in its sole discretion. Any compensation paid to the Executive under the Executive Incentive Plan shall be in addition to the Base Salary. The Company will provide the Executive with notice of any modifications or amendments to the Executive Incentive Plan that materially affect his incentive compensation.

            (c) Stock Options. Upon Executive's commencement of employment pursuant to Section 1 hereunder, Executive shall be granted an option to purchase 125,000 shares of common stock of the Company (the "Option Grant"). At the discretion of the Compensation Committee of the Board, the Executive may be granted additional options to purchase shares of stock of the Company in the future. Any such grants, including without limitation the Option Grant, shall be governed by the terms of the applicable Company stock option plan, as amended from time to time, and any stock option certificate, stock option agreement, and other restrictions generally applicable to Company stock options.

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            (d)   Vacations. Commencing on the Start Date and continuing
thereafter during the term hereof, the Executive shall be entitled to four (4) weeks of vacation per annum, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company.

            (e) Other Benefits. Commencing on the Start Date and continuing thereafter during the term hereof and subject to any contribution therefor generally required of executives of the Company, the Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for executives of the Company generally, except to the extent such plans are in a category of benefit otherwise provided to the Executive. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies and (iii) the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan. The Company may alter, modify, add to or delete its employee benefit plans at any time as it, in its sole judgment, determines to be appropriate, without recourse by the Executive.

            (f) Business Expenses. Commencing on the Start Date and continuing thereafter during the term hereof, the Company shall pay or reimburse the Executive for all reasonable, customary and necessary business expenses incurred or paid by the Executive in the performance of his duties and responsibilities hereunder, subject to any maximum annual limit and other restrictions on such expenses as set forth in the Company's Travel Policy as may be amended from time to time, and to such reasonable substantiation and documentation as may be specified by the Company from time to time.

            (g) Sign-On Bonus. Upon Executive's commencement of employment pursuant to Section 1 hereunder, the Company shall pay the Executive a sign-on bonus of Fifty Thousand Dollars ($50,000 United States dollars). In the event that the Executive terminates his employment for any reason within nine (9) months of the Start Date, the Executive shall repay to the Company the entire sign-on bonus and agrees that such repayment may be set off against any money owed to the Executive at the time his employment terminates.

      5. Termination of Employment and Severance Benefits. Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the term under the following circumstances:

            (a) Death. In the event of the Executive's death during the term hereof, the Executive's employment hereunder shall immediately and automatically terminate. In the event of the Executive's death after the Start Date and during the term hereof, the Company shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, any earned and unpaid Base Salary and accrued but unused vacation through the date of his death.

            (b)   Disability.

                  (i) The Company may terminate the Executive's employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder, with a reasonable accommodation, for ninety (90) days during any period of three hundred and sixty-five (365) consecutive calendar days.

                  (ii) The Board may designate another employee to act in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to receive the Base Salary in accordance with Section 4.a and benefits in accordance with Section 4.e, to the extent permitted by the then-current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under the Company's disability income plan or until the termination of his employment, whichever shall first occur.

                  (iii) While receiving disability income payments under the Company's disability income plan, the Executive shall not be entitled to receive any Base Salary under Section 4.a hereof, but shall continue to participate in Company benefit plans in accordance with Section 4.e and the terms of such plans, until the termination of his employment.

                  (iv) If any question shall arise as to whether during any period commencing on the Start Date and continuing thereafter during the term hereof, the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Executive or his duly appointed guardian, if any, has no reasonable objection to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the Executive.

                  (v) In the event the Company terminates the Executive's employment hereunder due to disability, the Company shall pay to the Executive any accrued and unpaid Base Salary and accrued but unused vacation through the date of termination and shall also provide the Relocation Benefit (as hereafter defined).

            (c) By the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause at any time upon fourteen (14) day notice to the Executive setting forth in reasonable detail the nature of such Cause. The following, as determined by the Company in its reasonable judgment, shall constitute Cause for termination:

                  (i) The Executive's material failure to perform (other than by reason of disability), or material negligence in the performance of, his duties and responsibilities to the Company or any of its Affiliates, which failure or neglect, if susceptible to cure, remains uncured or continues to recur after notice from the Company specifying in reasonable detail the nature of such failure or neglect; or

                  (ii) Material breach by the Executive of any provision of this Agreement; or

                  (iii) Other conduct by the Executive that is materially harmful to the business, interests or reputation of the Company or any of its Affiliates.

      Upon the giving of notice of termination of the Executive's employment hereunder for Cause, the Company shall have no further obligation or liability to the Executive, other than for Base Salary earned and unpaid and accrued vacation earned but not taken at the date of termination.

            (d) By the Company Other than for Cause. The Company may terminate the Executive's employment hereunder other than for Cause at any time upon notice to the Executive. In the event of such termination after the Start Date, the Company shall pay the Executive the higher of (i) benefits payable under an executive severance plan, if such a plan is in place on the date of termination and if the Executive is eligible for such benefits under such a plan or (ii) continue to pay the Executive his Base Salary, at the rate in effect on the date of termination, until the conclusion of a period of twelve (12) months following the date of termination. In addition, until the conclusion of a period of twelve
(12) months following the date of termination (if such termination is after the Start Date), the Company shall (A) continue to make payments to the Executive under the Executive Incentive Plan; and, (B) pay the full premium cost of the Executive's participation in the Company's group medical and dental insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. The payment(s) described in subparagraph
(A) shall be equal to the higher of (x) the Executive's target incentive bonus or (y) the actual incentive bonus paid to the Executive, if any, under the Executive Incentive Plan for the last full fiscal year preceding the year in which the Executive's employment is terminated, and shall be pro-rated for any period less than a full year. The Company will also provide the Executive with outplacement assistance through a firm of its choice at a cost not to exceed $15,000.00. In addition, if within twelve (12) months following such termination, the Executive relocates from the State of New York back to Ireland, the Company shall pay for all reasonable relocation expenses, as determined by the Company, associated with such relocation (the "Relocation Benefit"). Furthermore, at the sole discretion of the Compensation Committee of the Board, any unvested options to purchase Company stock may be accelerated.

            (e) By the Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason, upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute Good Reason for termination by the Executive:

                  (i) Failure of the Company to continue the Executive in the position of Senior Vice President & Chief Financial Officer; or

                  (ii) Material and substantial diminution in the nature or scope of the Executive's responsibilities, duties or authority; however, the Company's failure to continue the Executive's appointment or election as a director or officer of any of its Affiliates and any diminution of the business of the Company or any of its Affiliates, including without limitation the sale or transfer of any or all of the assets of the Company or any of its Affiliates, shall not constitute "Good Reason"; or

                  (iii) Material reduction in Base Salary or benefits due in accordance with the terms of this Agreement.

In the event of termination in accordance with this Section 5.e after the Start Date, the Company shall pay the Executive the higher of (i) benefits payable under an executive severance plan, if such a plan is in place on the date of termination and if the Executive is eligible for such benefits under such a plan or (ii) continue to pay the Executive his Base Salary, at the rate in effect on the date of termination, until the conclusion of a period of twelve (12) months following the date of termination. In addition, until the conclusion of a period of twelve (12) months following the date of termination, the Company shall (A) continue to make payments to the Executive under the Executive Incentive Plan; and, (B) pay the full premium cost of the Executive's participation in the Company's group medical and dental insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. The payment(s) described in subparagraph (A) above shall be equal to the higher of (x) the Executive's target incentive bonus or (y) the actual incentive bonus paid to the Executive, if any, under the Executive Incentive Plan for the last full fiscal year preceding the year in which the Executive's employment is terminated, and shall be pro-rated for any period less than a full year. The Company will also provide the Executive with outplacement assistance through a firm of its choice at a cost not to exceed $15,000.00 and will provide the Relocation Benefit. In addition, at the sole discretion of the Compensation Committee of the Board, any unvested options to purchase Company stock may be accelerated.

            (f) By the Executive Other than for Good Reason. The Executive may terminate his employment hereunder at any time upon sixty (60) days' notice to the Company, unless such termination would violate any obligation of the Executive to the Company under a separate severance agreement. In the event of termination of the Executive pursuant to this Section 5.f after the Start Date, the Board may elect to waive the period of notice, or any portion thereof, and, if the Board so elects, the Company will pay the Executive his Base Salary for the notice period (or for any remaining portion of the period).

            (g)   Upon a Change of Control.

                  (i) If a Change of Control occurs, on the date of such Change in Control, fifty-percent (50%) of any outstanding unvested stock options granted to the Executive as of that date shall become vested and exercisable, provided that the Executive is employed by the Company on the date of such Change in Control.

                  (ii) If a Change of Control occurs after the Start Date and, within eighteen (18) months following such Change of Control, the Company terminates the

      Executive's employment other than for Cause, or the Executive terminates his employment for Good Reason, then, in lieu of any payments to or on behalf of the Executive under Section 5.d or 5.e hereof, the Company shall, until the conclusion of a period of eighteen (18) months following the date of termination: (A) continue to pay the Executive the Base Salary at the rate in effect on the date of termination; (B) continue to make payments to the Executive under the Executive Incentive Plan; and, (C) pay the full premium cost of the Executive's participation in the Company's group medical and dental insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. The payment(s) described in subparagraph (B) above shall be equal to the higher of (x) the Executive's target incentive bonus or (y) the actual incentive bonus paid to the Executive, if any, under the Executive Incentive Plan for the last full fiscal year preceding the year in which the Executive's employment is terminated, and shall be pro-rated for any period less than a full year. The Executive may at his option request the Company to make any payments due under (A) or (B) in one-lump sum at date of termination. In addition, in the event the Change of Control occurs after the Start Date, any outstanding unvested options granted to the Executive as of the date of the Change in Control shall become vested and shall be exercisable for ninety (90) days following termination of the Executive's employment, and the Company will provide the Executive with outplacement assistance through a firm of its choice at a cost not to exceed $15,000.00 and will provide the Relocation Benefit. For the purpose of this Section 5.g alone, in addition to the definition provided in
      Section 5.e, Good Reason shall also mean the relocation of the Executive's principal office, without his prior consent, to a location more than thirty (30) miles from its location on the day prior to the Change in Control.

                  (iii) All payments required to be made by the Company hereunder to Executive or his dependents, beneficiaries, or estate will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

                  In the event that it is determined that any payment or benefit provided by the Company to or for the benefit of Executive, either under this Agreement or otherwise, will be subject to the excise tax imposed by
      Section 4999 of the Internal Revenue Code or any successor provision(s) ("Section 4999"), the Company will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment (the "Gross-up Payment") to Executive in an amount sufficient, after giving effect to all federal, state and other taxes and charges (including interest and penalties, if any) with respect to the gross-up payment, to make Executive whole for all taxes (including withholding taxes) and any associated interest and penalties, imposed under or as a result of Section 4999.

                  Determinations under this Section 5.g.iii will be made by an accounting firm engaged by the Company (the "Firm"). The determinations of the Firm will be binding upon the Company and Executive except as the determinations are established in resolution (including by settlement) of a controversy with the Internal Revenue Service to have been incorrect. All fees and expenses of the Firm will be paid by the Company.

                  If the Internal Revenue Service asserts a claim that, if successful, would require the Company to make a Gross-up Payment or an additional Gross-up Payment, the Company and Executive will cooperate fully in resolving the controversy with the Internal Revenue Service. The Company will make or advance such Gross-up Payments as are necessary to prevent Executive from having to bear the cost of payments made to the Internal Revenue Service in the course of, or as a result of, the controversy. The Firm will determine the amount of such Gross-up Payments or advances and will determine after final resolution of the controversy whether any advances must be returned by Executive to the Company. The Company will bear all expenses of the controversy and will gross Executive up for any additional taxes that may be imposed upon Executive as a result of its payment of such expenses.

            (iv) For the purpose of this Section 5.g, a "Change in Control" shall mean: (A) the acquisition by any Organization of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
      Act) of 50% or more of the common stock of the Company; provided, however, that for purposes of this subsection (A), an acquisition shall not constitute a Change in Control if it is: (x) by a Benefit Plan sponsored or maintained by the Company or an entity controlled by the Company or (y) by an entity pursuant to a transaction that complies with clauses (x), (y) and (z) of subsection (C) of this Section 5(g)(iv); or (B) individuals who, as of May 1, 2004, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 1, 2004 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (or a majority of the members of a nominating committee who are members of the Incumbent Board) shall be treated as a member of the Incumbent Board unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Organization other than the Board; or (C) consummation of a merger or consolidation involving the Company, or a sale or other disposition of all or substantially all of the assets of the Company, (a "transaction") in each case unless, immediately following such transaction, (x) the beneficial owners of the common stock of the Company outstanding immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (y) no Organization (excluding any entity resulting from such transaction or any Benefit Plan of the Company or such entity resulting from such transaction) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of such entity and (z) at least a majority of the members of the board of directors or similar board of the entity resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such transaction; or (D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For purposes of the foregoing: "Benefit Plan" means any employee benefit plan, including any related trust;

      "Board" means the Board of Directors of the Company; "Exchange Act" means the Securities Exchange Act of 1934, as amended; and "Organization" means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

            (h) Effect of Failure to Renew by Company. In the event the Company chooses not to renew the term hereof, such failure to renew shall be treated as a termination by the Company other than for "Cause" unless the Company gives notice that the failure to renew is for "Cause" as defined in
Section 5.c.

      6. Effect of Termination. The provisions of this Section 6 shall apply to termination due to the expiration of the term, termination pursuant to
Section 5 or otherwise.

            (a) Payment(s) by the Company and contributions to the cost of the Executive's continued participation in the Company's group health and dental plans that may be due the Executive in each case under the applicable termination provision of Section 5 shall constitute the entire obligation of the Company to the Executive. In order to receive any payments, benefits continuation, accelerated vesting of stock options or any other benefits under
Section 5.b or 5.d or 5.e or 5.g or 5.h, the Executive must first execute a General Release of Claims in a form acceptable to the Company.

            (b) Except for medical and dental insurance coverage continued pursuant to Section 5.d or 5.e or 5.g or 5.h hereof, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base Salary or other payment to the Executive following such date of termination.

            (c) Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including without limitation the obligations of the Executive under Sections 7, 8 and 9 hereof. The obligation of the Company to make payments to or on behalf of the Executive under Section 5.d or 5.e or 5.g or 5.h hereof is expressly conditioned upon the Executive's continued full performance of obligations under Sections 7, 8 and 9 hereof. The Executive recognizes that, except as expressly provided in Section 5.d or 5.e or 5.g or 5.h, no compensation is earned after termination of employment.

      7.    Confidential Information.

            (a) The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Affiliates and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall never disclose to any Person or to any governmental agency or political subdivision of any government (except as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Affiliates), or use for his own benefit or gain, any

Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Affiliates. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

            (b) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

      8. Restricted Activities. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates:

            (a) Commencing on the effective date of this Agreement and continuing for the greater of (i) twelve (12) months after his employment with the Company terminates (or in the event that said employment does not commence, then 12 months after his employment with Antigenics Therapeutics Ltd. terminates) or (ii) the period during which the Executive is receiving payments under Section 5.d or 5.e or 5.g or 5.h (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Affiliates or undertake any planning for any business competitive with the Company or any of its Affiliates. Specifically, but without limiting the foregoing, the Executive agrees not to engage in any manner in any activity that is directly or indirectly competitive with the business of the Company or any of its Affiliates as conducted or under consideration at any time during the Executive's employment. For the purposes of this Section 8, the business of the Company and its Affiliates shall include all Products and the Executive's undertaking shall encompass all items, products and services that may be used in substitution for Products. The foregoing shall not prohibit the Executive's passive ownership of two percent (2%) or less of the equity securities of any publicly traded company.

            (b) The Executive agrees that, during his employment with the Company or any Affiliate of the Company, he will not undertake any outside activity, whether or not competitive with the business of the Company or its Affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with his duties and obligations to the Company or any of its Affiliates.

            (c) The Executive further agrees that while he is employed by the Company or any Affiliate of the Company and thereafter during the remainder of the Non-Competition Period, the Executive will not solicit for the purpose of hiring or direct or encourage anyone else to solicit for the purpose of hiring any employee of the Company or any of its Affiliates, directly assist in such hiring by any Person, or solicit or encourage any customer or vendor of the Company or any of its Affiliates to terminate its relationship with them, or, in the case of a customer, to conduct with any Person any business or activity which such customer conducts or could conduct with the Company or any of its Affiliates.

      9. Assignment of Rights to Intellectual Property. The Executive shall promptly and fully disclose, if he has not done so already, all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive's full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Executive will not charge the Company for time spent in complying with these obligations; provided, however, that after the Executive's employment terminates, the Company will reimburse the Executive for reasonable expenses incurred in complying with his obligations under this Section 9. All copyrightable works that the Executive creates shall be considered "work made for hire". After the Executive's employment terminates, he shall not be required to devote more than forty (40) hours per calendar year to support the Company in any activities required under this Section 9.

      10. Notification Requirement. Until the conclusion of the term of this Agreement, the Executive shall give notice to the Company of each new business activity he plans to undertake, at least twenty-one (21) days prior to beginning any such activity. During the time period between the conclusion of the term of this Agreement and the Non-Competition Period, the Executive shall give notice to the Company of each new potentially competitive business activity he plans to undertake. Such notice shall state the name and address of the Person for whom such activity is undertaken and the nature of the Executive's business relationship(s) and position(s) with such Person. Provided that doing so would not violate any contractual commitment of the Executive, the Executive shall provide the Company with such other pertinent information concerning such business activity as the Company may reasonably request in order to determine the Executive's continued compliance with his obligations under Sections 7, 8 and 9 hereof.

      11. Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7 and 8 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7 or 8 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of Section 7 or 8 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

      12. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

      13. Indemnification. The Company shall indemnify the Executive to the extent provided in its then current Articles or By-Laws. The Executive agrees to promptly notify the Company of any actual or threatened claim arising out of or as a result of his employment with the Company.

      14. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 14 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

            (a) "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

            (b) "Confidential Information" means any and all information of the Company and its Affiliates that is not generally known by others. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates and (v) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Affiliates have received belonging to others or which was received by the Company or any of its Affiliates with any understanding that it would not be disclosed. Confidential Information excludes information which is in the public domain as of the Effective Date, or which lawfully enters the public domain during the term of this Agreement through no fault of the Executive or any other party with an obligation of confidentiality with respect to such information.

            (c) "Intellectual Property" means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive's employment and during the period of twelve (12) months immediately following termination of his/her employment that relate to either the Products or any prospective activity of the Company or any of its Affiliates.

            (d) "Person" means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

            (e) "Products" mean all products planned, researched, developed, under development, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Executive's employment.

      15. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

      16. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

      17. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      18. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

      19. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known personal address on the books of the Company or, in the case of the Company, at its principal place of business, attention of Associate General Counsel, or to such other address as either party may specify by notice to the other actually received.

      20. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment, excluding the relocation benefits provided to you as described in the May 24, 2004 letter from John Cerio.

      21. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

      22. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

      23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

      24. Governing Law. This is a contract and shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

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

      IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.


THE EXECUTIVE:                      ANTIGENICS INC.

/s/ P. Thornton                     By: /s/ Garo Armen
-------------------------               -------------------------------

                                    Title: Chairman and CEO



                                      -15-